WAIVER AND AMENDMENT DATED AS OF NOVEMBER 12, 2002 TO CREDIT AGREEMENT DATED AS OF April 25, 2001

         This Waiver and Amendment dated as of November 12, 2002 to Credit Agreement dated as of April 25, 2001 (this “Waiver”) is made by and among NEW HORIZONS WORLDWIDE, INC., a Delaware corporation (the “Company”), lenders parties hereto (the “Banks”), and BANK OF AMERICA, N.A., as letter of credit issuing bank and as agent for the Banks (in its capacity as agent, together with any successors and assigns, the “Agent”). Terms used but not defined herein have the meanings specified in the Credit Agreement referenced below.

W I T N E S S E T H:

        WHEREAS, the Company, the Banks, the Issuing Bank and the Agent are parties to that certain Credit Agreement dated as of April 25, 2001 (as amended or modified and in effect on the date hereof, the "Credit Agreement");

        WHEREAS, the Company has requested that the Banks agree to waive non-compliance with certain provisions of the Credit Agreement, all as more fully set forth herein; and

       WHEREAS, the Banks are willing to grant such waiver, subject to the terms and conditions contained herein.

        NOW, THEREFORE, in consideration of the premises, the mutual covenants herein contained and other good and valuable consideration (the receipt, adequacy and sufficiency of which are hereby acknowledged), the parties hereto, intending legally to be bound, hereby agree as follows:

SECTION 1

WAIVER

            (a) Subject to the terms and provisions hereof, the Banks hereby waive, for the period ending September 30, 2002 (but not for any period thereafter), non-compliance by the Company with Section 9.1(a) (Monthly EBITDA) of the Credit Agreement, Section 9.1(b) (Quarterly EBITDA) of the Credit Agreement, and Section 9.3 (Fixed Charge Coverage Ratio) of the Credit Agreement.

            (b) The continuing effectiveness of the foregoing waiver is subject to the condition that on or before January 15, 2003 the Company shall have executed a restructuring amendment to the Credit Agreement (“Restructuring Amendment”) in form and substance satisfactory to the Required Banks; it being understood that failure of the foregoing condition to be satisfied by such date shall automatically constitute both (x) a retroactive termination of the foregoing waiver and (y) an immediate Event of Default.

            (c) The foregoing waiver is specific in time and in intent and does not constitute, nor shall it be construed as, a waiver of any other right, power or privilege under the Credit Agreement or any other Loan Document.

SECTION 2

AMENDMENT

         The Credit Agreement is amended as follows:

            (a) The definition of Applicable Margin is amended so that the last paragraph shall read as follows:

            Notwithstanding the foregoing, (but subject to the provisions of Section 2.9(c) regarding default interest), on and after the Second Amendment Closing Date (i) all Loans shall be Base Rate Loans, and (ii) the Applicable Margin shall be 1.5% per annum through November 12, 2002 and 2.00% per annum thereafter.

            (b) Section 9.1(a) of the Credit Agreement is amended so that the minimum amount of Consolidated Adjusted EBITDA for October and November, 2002 shall be $250,000 instead of $500,000.

            (c) Section 9 of the Credit Agreement is amended by adding a new Section 9.6 as follows:

                9.6 Unrestricted Cash and Cash Equivalents. The Company shall not at any time permit the amount of unrestricted cash and cash equivalents of the Company and its Subsidiaries to be less than $3,500,000.

SECTION 3

WARRANTIES

         The Company warrants to the Agent and the Banks as of the date hereof that:

         (a) After giving effect to this Waiver, all representations and warranties contained in the Credit Agreement and the other Loan Documents are true and correct in all material respects on and as of the date hereof with the same effect as if made on the date hereof (except to the extent such representations and warranties expressly refer to an earlier date).

         (b) After giving effect to this Waiver, no Default or Event of Default has occurred and is continuing or will result from this Waiver.

         (c) The execution, delivery and performance by the Company of this Waiver have been duly authorized by all necessary corporate and other action and do not and will not require any registration with, consent or approval of, notice to or action by, any Person (including any Governmental Authority) in order to be effective and enforceable.

         (d) The Credit Agreement as modified by this Waiver constitutes the legal, valid and binding obligation of the Company, enforceable against it in accordance with the Credit Agreement’s terms as modified by the terms of this Waiver, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditor’s rights generally or by equitable principles relating to enforceability.

         (e) Pursuant to Section 2.7(a) of the Credit Agreement, forthwith upon any Disposition by the Company or any Subsidiary of the Santa Ana Property, the Company shall make a mandatory prepayment of the Term Loans in an amount equal to the Net Cash Proceeds thereof.

SECTION 4

EFFECTIVENESS DATE

         The effectiveness of this Waiver is subject to the conditions precedent that the Agent shall have received all of the following, in form and substance satisfactory to the Agent:

         (a) Counterparts (or if elected by the Agent, an executed facsimile copy) of this Waiver executed by the Required Banks, the Company and the Agent, together with the Guarantor Acknowledgment and Consent attached hereto, executed by the Guarantors.

         (b) Evidence of the payment in immediately available funds by the Company to the Agent of (i) a $1,000,000 prepayment of the Term Loans (such prepayment to be applied in the inverse order of maturity); (ii) a $63,125 waiver fee (such fee to be for the account of each Bank for which the Agent shall have received on or before 1 p.m. (Pacific time) November 12, 2002 an executed counterpart hereof (or facsimile thereof) and to be allocated among such executing Banks pro rata according to their commitment, and (iii) fees and expenses of counsel to the Agent to the extent then or theretofore billed to the Company.

SECTION 5

GENERAL

         (a) As hereby modified, the Credit Agreement and the other Loan Documents shall remain in full force and effect and are hereby ratified, approved and confirmed in all respects.

         (b) The Company acknowledges and agrees that the execution and delivery by the Agent and the Banks of this Waiver shall not be deemed to create a course of dealing or otherwise obligate the Agent or the Banks to execute similar modifications under the same or similar circumstances in the future.

         (c) This Waiver shall be binding upon and shall inure to the benefit of the Company, the Agent and the Banks and their respective successors and assigns.

         (d) The Company agrees to pay all fees and out-of-pocket costs and expenses of the Agent (including reasonable attorneys’ fees and expenses of counsel to the Agent and the Banks) in connection with the preparation and execution of this Waiver.

         (e) This Waiver (and the Guarantor Acknowledgement and Consent attached hereto) may be executed in any number of counterparts and by the different parties on separate counterparts, and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Waiver.

Delivered at Chicago, Illinois, as of the date and year first above written.

[SIGNATURES ON THE FOLLOWING PAGE]

                IN WITNESS WHEREOF, the parties hereto have caused the execution and delivery hereof by their respective representatives thereunto duly authorized as of the day and year first above written.

NEW HORIZONS WORLDWIDE, INC.,
a Delaware corporation

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BANK OF AMERICA, N.A.,
as Agent

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BANK OF AMERICA, N.A., as
Issuing Bank

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BANK OF AMERICA, N.A., as a Bank

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Wells Fargo Bank, N.A., as a Bank

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Union Bank of California, N.A., as a Bank

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California Federal Bank, as a Bank

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Bank of the West, as a Bank

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Manufacturers Bank, as a Bank

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GUARANTOR ACKNOWLEDGMENT AND CONSENT

           The undersigned, each a guarantor or third party pledgor with respect to the Company's obligations to the Agent and the Banks under the Credit Agreement, each hereby (i) acknowledges and consents to the execution, delivery and performance by the Company of the foregoing Third Amendment to the Credit Agreement to which this Guarantor Acknowledgement and Consent is attached ("Amendment"), and (ii) reaffirms and agrees that the respective guaranty, third party pledge or security agreement to which the undersigned is party and all other documents and agreements executed and delivered by the undersigned to the Agent and the Banks in connection with the Credit Agreement are in full force and effect, without defense, offset or counterclaim. Capitalized terms used herein have the meanings specified in the Amendment.

[SIGNATURES ON THE FOLLOWING PAGE]

                IN WITNESS WHEREOF, each of the undersigned guarantors have caused the execution and delivery of the Guarantor's Acknowledgment by their respective representatives thereunto duly authorized as of the day and year first above written.

           New Horizons Education Corporation
          New Horizons Computer Learning Center of Albuquerque, Inc.
          New Horizons Computer Learning Center of Memphis, Inc.
          New Horizons Computer Learning Center of Charlotte, Inc.
          New Horizons Computer Learning Center of Santa Ana, Inc.
          NHCLC of San Antonio, Inc.
          Nova Vista, L.L.C.
          New Horizons Computer Learning Center of Hartford, Inc.
          New Horizons Computer Learning Center of Chicago, Inc.
          New Horizons Computer Learning Center of Denver, Inc.
          New Horizons Computer Learning Center of Nashville, Inc.
          New Horizons Computer Learning Center of Sacramento, Inc.
          New Horizons Computer Learning Center of Metropolitan New York
          New Horizons Computer Learning Center of Cleveland Ltd., L.L.C.
          New Horizons Computer Learning Centers EMEA, L.L.C.
          New Horizons Computer Learning Centers APAC, L.L.C.
          New Horizons Computer Learning Center of Indianapolis, Inc.
          New Horizons Computer Learning Center of Indianapolis, LLC
          New Horizons Computer Learning Centers, Inc.
          New Horizons Computer Learning Center of Atlanta, Inc.

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